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                                                                     EXHIBIT 2.2

                                 Form of Joinder

By its execution below, Logisoft Computer Products, Corp., a New York corporation, agrees to be, and shall become, a party to the Agreement and Plan of Merger by and among eResource Capital Group, Inc., Logisoft Acquisition Corporation, and each of the stockholders listed on Exhibit A (the "Agreement"), subject to all the terms and conditions of the Agreement to the same extent as if it had been an original signatory thereto.

                                    Logisoft Computer Products, Corp.

                                    /s/ Robert E. Lamy
                                    ------------------------------
                                    Title: Chief Executive Officer

Date: May 15, 2001
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